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                                                                   EXHIBIT 23.8


                        CONSENT OF TIMOTHY C. COLLINS

     The undersigned hereby consents to being named, in the Registration Statement on Form S-4 (the "Registration Statement") of Scotsman Industries, Inc. ("Scotsman"), as an appointee to the Board of Directors of Scotsman upon the consummation of the Merger and the Share Acquisition, as defined in the Registration Statement, and the undersigned hereby agrees to serve as a director of Scotsman if so appointed.

Dated:  March 21, 1994


                                           /s/ TIMOTHY C. COLLINS
                                           --------------------------
                                               Timothy C. Collins